Exhibit 99.3

[NETSOLVE LOGO]

NetSolve Provides AT&T Update

Austin, Texas (June 6, 2003) – NetSolve, Incorporated, a leading IT infrastructure management services company, announced that AT&T, consistent with their previously announced strategy to transition their managed router service to internal AT&T centers, has formally notified NetSolve of its intention to transition The Home Depot account to an AT&T internal service center. NetSolve has managed The Home Depot wide area network under its agreement with AT&T since 1999 at a consistently high level of service. Although a specified date has not been set for this transition, the company believes it will be substantially completed within the next quarter. NetSolve’s previous revenue guidance had already assumed the transition of this business, but at a slower migration rate. Billings for The Home Depot business represented 7.4% of total revenues last quarter. Maintenance revenues represented approximately one-third of that total. NetSolve did not include this revenue in its long-term growth prospects.

NetSolve will continue to provide management services to AT&T under a contract for Frame Relay Plus services. The company believes this contract will be renewed this month under favorable terms that have been under negotiation between NetSolve and AT&T over the last several months. Following the transition of The Home Depot and the managed router service customers to internal AT&T centers that will begin next month, the Frame Relay Plus business will be the only business that NetSolve will have with AT&T. The Frame Relay Plus business represented 21% of NetSolve’s total revenues in the quarter ended March 31, 2003.

About NetSolve

NetSolve is a leading provider of IT infrastructure management services for the enterprise. Using dynamic tools, an “own the problem” process and top-caliber engineers, NetSolve remotely monitors, diagnoses and solves a range of critical IT infrastructure issues. With proven solutions since 1995, NetSolve provides remote operational management to more than 1,000 companies with 42,000 sites managed in 50 countries.

NetSolve: www.netsolve.com or 800/NETSOLVE.

Forward Looking Statements

This release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We sometimes identify forward-looking statements with such words as “intends”, “believes”, “expects”, “views,” “anticipates” or similar words indicating future events. Such statements include, without limitation, financial projections; the precise timing of AT&T’s transfer of managed router services to internal AT&T centers; the impact of AT&T’s decision to transfer this business; and whether the Frame Relay Plus contract will be renewed and if so on what terms. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements. Such factors include, but are not limited to, general economic and business conditions, conditions affecting the industries served by the Company, conditions affecting the Company’s customers, resellers, partners and suppliers, the effect of national and international political and economic conditions, the ability and willingness of resellers and other partners to devote their resources to sales of our services, the ability of our sales force to increase sales, competition, the market acceptance of the Company’s services including any expanded service offerings, and other factors disclosed in the Company’s subsequent filings with the Securities and Exchange Commission, which are incorporated herein by this reference. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Any forward-looking statement speaks only as of the date on which such statement was made, and NetSolve does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made, or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for us to predict all of such factors, nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

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Press Contact:	Investor Relations Contact:
John Pope	Melissa Mines
The Alliant Group	NetSolve
(512) 437-4304	512-340-3220
jpope@thealliantgroup.com	minesm@netsolve.com